UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 9, 2015 (the “Effective Date”), GI Dynamics, Inc. (“GI Dynamics” or the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to effect a one-for-ten reverse stock split of its common stock.

As previously disclosed on a Current Report on Form 8-K filed on November 12, 2014, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio of one-for-ten (1:10).

As a result of the reverse stock split, every ten shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of its common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof. The CHESS Depositary Interests (“CDIs”) in respect of the Company’s shares of common stock will not be consolidated, and therefore holders of the Company’s CDIs will hold the same number of CDIs following the reverse stock split. Each CDI will represent an interest in one-fiftieth of a share of common stock following the reverse stock split. The par value and other terms of the common stock were not affected by the reverse stock split.

Options and restricted stock units (“RSUs”) will be consolidated in the same ratio as the common stock such that holders will receive one option or RSU for every ten options or RSUs (as applicable) held on the Effective Date, rounded down to the nearest whole option or RSU and will not be entitled to a cash payment in respect of any fractional option or RSU. The number of shares of common stock issuable upon exercise of each warrant will be divided by ten and rounded down to the nearest whole share and warrant holders will not be entitled to a cash payment in respect of any fractional share of common stock issuable upon exercise of the warrant. The exercise price for the options and warrants will be multiplied by ten.

The Company’s transfer agent, American Stock Transfer & Trust Company, is acting as exchange agent for the reverse stock split and will issue one post-split share of common stock for every ten pre-split shares of common stock within two business days of the Effective Date.

A copy of the Certificate of Amendment to the Company’s Restated Certificate of Incorporation is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: April 9, 2015	/s/ Robert Solomon
Robert Solomon
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of GI Dynamics, Inc.